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

                                                                         NSAR ITEM 77O

                                                                VK Municipal Opportunity Trust
                                                                      10f-3 Transactions

  Underwriting #             Underwriting               Purchased From  Amount of shares  % of Underwriting  Date of Purchase
                                                                           Purchased
         1         North Carolina Eastern Muni Power     Smith Barney        1,500,000         1.095           11/03/99
         2               Memphis Shelby County          Goldman Sachs        1,000,000         0.408           11/04/99

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Underwriting Participants:

Underwriters for #1                            Underwriters for #2
-------------------                            -------------------
J.P. Morgan & Co.                              Morgan Keegan
Goldman, Sachs & Co.                           Morgan Stanley & Co. Incorporated
Morgan Stanley & Co. Incorporated              Chapman Company
JC Bradford & Company                          Duncan Williams
First Union Securities, Inc.                   First Tennessee Bank
J. Lee Peeler                                  M.R. Beal & Company
Legg Mason Wood Walker, Incorporated           NationsBanc Capital Markets